                                                                     EXHIBIT 4.2

                                 NOTICE OF GRANT

              RAYTECH CORPORATION 2002 INCENTIVE COMPENSATION PLAN

Name:______________________________    Address:__________________________

You have been granted an Option to purchase Shares of the Company, subject to the terms and conditions of the Stock Option Agreement attached hereto (the "Stock Option Agreement") and the Raytech Corporation 2002 Incentive Compensation Plan (the "Plan"), as summarized below. Defined terms used in this Notice of Grant have the meanings ascribed to such terms in the Plan:

     Date of Grant:                 _________________________________

     Option Price per Share:        $________________________________

     Number of Shares Purchasable:  _________________________________

     Total Option Price:            $________________________________

     Type of Option:                Incentive Stock Option Nonqualified Stock
                                    Option

     Expiration Date:               _________________________________

Vesting Schedule:

This Option shall become vested and exercisable, in whole or in part, as follows: 25% of the Option shall be vested and exercisable on each of the first, second, third and fourth anniversaries of the Date of Grant, subject to your continued employment with the Company or an Affiliate through the applicable vesting date; provided, that, in the event of a Change in Control as defined in
Section 2.7 of the Plan, the Option shall become 100% vested and fully exercisable immediately prior to the Change in Control.

Period/Termination:

This Option (to the extent vested) may be exercised at any time prior to the Expiration Date, unless the Option is sooner terminated pursuant to the Stock Option Agreement.

                               RAYTECH CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (this "Agreement") is made as of the ___ day of____________, 200_, between Raytech Corporation, a Delaware corporation (the "Company"), and ______________________________ (the "Participant", which term as used herein shall be deemed to include any successor to the Participant by will or by the laws of descent and distribution, unless the context shall otherwise require).

         Pursuant to the Company's 2002 Incentive Compensation Plan (the "Plan"), the Company, acting through the Board, approved the grant to the Participant, effective as of the date set forth above, of an Option to purchase the number of Shares Purchasable at the Option Price, each as set forth in the Notice of Grant attached hereto (the "Notice of Grant"), upon the terms and conditions hereinafter set forth. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

         NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

         1. OPTION; OPTION PRICE. The Company hereby grants to the Participant an option (the "Option") to purchase any or all of the number of Shares Purchasable, as set forth in the Notice of Grant, at an exercise price per share equal to the Option Price set forth in the Notice of Grant, subject to the terms and conditions of this Agreement and the Plan (which is incorporated by reference herein). In all cases (except with regard to Section 18 of this Agreement) the terms, definitions and provisions of the Plan shall control in the event of any conflict with the terms, definitions and provisions of this Agreement. If designated in the Notice of Grant as an "Incentive Stock Option", the Option is intended to qualify for Federal income tax purposes as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If designated in the Notice of Grant as a "Nonqualified Stock Option," the Option is not intended to qualify as an Incentive Stock Option. A copy of the Plan as in effect on the date hereof has been supplied to the Participant, and the Participant hereby acknowledges receipt thereof.

         2. TERM. The term during which the Option may be exercised, subject to vesting, (the "Option Term"), shall commence on the Date of Grant and shall expire on the Expiration Date set forth in the Notice of Grant, unless such Option shall theretofore have been terminated in accordance with the terms hereof or of the Plan.

         3.       TIME OF EXERCISE.

                  (a) The Option shall become vested and exercisable as set forth in the Notice of Grant. Each installment of the Option that becomes vested and exercisable shall be cumulative and shall remain exercisable during the remaining period of the Option Term, unless sooner exercised or terminated as provided in this Agreement or in the Plan.

                  (b) Anything contained in this Agreement to the contrary notwithstanding, to the extent that this Option is intended to be an Incentive Stock Option, as set forth in the Notice of Grant, the Option shall not be exercisable as an Incentive Stock Option, and shall be treated as a Nonqualified Stock Option, to the extent that the aggregate Fair Market Value (as determined in accordance with Section 6.9 of the Plan as of the dates of grant of such options) of all stock with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries, if any) exceeds $100,000.

         4.       TERMINATION OF OPTION.

                  (a) The unexercised portion of the Option shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                           (i)      the expiration of the Option Term;

                           (ii)     the expiration of one year from the date of
the Participant's termination of employment with the Company and its Affiliates (a "Termination of Service"), if such Termination of Service is a result of the Participant's death or retirement upon or after reaching age 55;

                           (iii)    the expiration of six months from the date
of the Participant's Termination of Service, if such Termination of Service is a result of the Participant's total disability (as defined under the Raytech Long-Term Disability Plan);

                           (iv)     immediately upon the Participant's
Termination of Service if such Termination of Service is by the Company or an Affiliate for Cause (as defined below);

                           (v)      the expiration of three months from the date
of the Participant's Termination of Service for any reason other than a reason described in clause (ii), (iii) or (iv) above; provided, however, that if the Participant shall die during such three-month period, the time of termination of the unexercised portion of the Option shall be one year from the date of the Participant's death; and

                           (vi)     except to the extent permitted by Section
11, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or by the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

                  (b)      Notwithstanding clauses (ii) through (v) of paragraph
(a) above, in the event of the Participant's Termination of Service by the Company for any reason other than Cause during the 12-month period immediately following a Change in Control, the Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination and is not settled in accordance with Section 8(b)(ii), until the earlier of (i) one year from the date of such Termination of Service and (ii) the Expiration Date.

                  (c) To the extent the Option is an Incentive Stock Option, it shall only qualify as such for the applicable period following Termination of Service specified in Section 422 of the Code and the Treasury Regulations relating thereto, and the Option shall be a Nonqualified Stock Option to the extent the Option remains exercisable after such period.

                  (d) Anything contained herein to the contrary notwithstanding, the Option shall not be affected by any change of duties or position of the Participant (including a transfer to or from the Company or any of its Affiliates), so long as the Participant continues to be an Employee.

                  (e) As used in this Agreement, the term "Cause" means (i) "Cause" as defined in any individual agreement between the Company or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Cause: (A) the repeated refusal or neglect of such Participant to perform in a material respect his or her employment or service-related duties, following written notice from the Committee describing such refusal or neglect and an opportunity for 30 days to cure the condition to the satisfaction of the Committee, (B) such Participant's willful misconduct or breach of fiduciary duty, (C) such Participant's conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or (D) the breach by such Participant of any covenant, agreement or obligation not to disclose any material confidential information pertaining to the Company or such Affiliate or not to compete or interfere with the Company or such Affiliate

         5.       PROCEDURE FOR EXERCISE.

                  (a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice substantially in the form attached as Exhibit A hereto (the "Exercise Notice") from the Participant to the Company, which Notice shall:

                           (i)      state that the Participant elects to
exercise the Option;

                           (ii)     state the number of Shares with respect to
which the Option is being exercised (the "Optioned Shares");

                           (iii)    state the method of payment for the Optioned
Shares pursuant to Section 5(b);

                           (iv)     state the date upon which the Participant
desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no sooner that 5 business days from the delivery of such Notice and no later than 30 calendar days from the delivery of such Notice, as may be appropriately adjusted by the Committee in the event of a Change in Control);

                           (v)      include any representations of the
Participant required under Section 9(b);

                           (vi)     if the Option shall be exercised by any
person other than the Participant, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option pursuant to Section 11; and

                           (vii)    include such further provisions consistent
with the Plan (including, without limitation, the execution of a restricted stock agreement) as the Committee may from time to time require.

                  (b) Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by bank cashier's or certified check payable to the Company, (ii) by delivery of stock certificates (in negotiable form) representing Shares that have been owned of record by the Participant for more than six months on the date of exercise and that have a Fair Market Value on the effective date of exercise (determined in the manner set forth in Section 6.9 of the Plan) equal to the aggregate Option Price of the Optioned Shares, (iii) in compliance with any cashless exercise program authorized by the Committee in its sole discretion; or (iv) a combination of the methods set forth in the foregoing clauses (i), (ii) and (iii).

                  (c) The Company shall issue (or cause to be issued) a stock certificate in the name of the Participant (or such other person exercising the Option in accordance with the provisions of Section 11) for the Optioned Shares as soon as reasonably practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Such stock certificate shall contain any legend required under Section 5 of the Exercise Notice.

         6. WITHHOLDING. The Committee shall be entitled to require as a condition of delivery of the Optioned Shares in connection with the exercise of an Option that the Participant remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto. The Committee may in its discretion permit the minimum statutorily required withholding obligations to be satisfied by having the Company withhold a portion of the Optioned Shares that would otherwise be issued to the Participant upon exercise of the Option.

         7. NO RIGHTS AS A STOCKHOLDER. The Participant shall not have any privileges of a stockholder of the Company with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c).

         8.       ADJUSTMENTS.

                  (a) Changes in Capital Structure. Subject to Section 8(b), the number and kind of securities that are subject to the Option and the Option Price are subject to adjustment as provided in Section 4.2 of the Plan. Anything contained in the Plan or in this Agreement to the contrary notwithstanding, in the case of Incentive Stock Options, no adjustment under this Section 8(a) shall be made if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

                  (b) Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, as defined in
Section 2.7 of the Plan:

                           (i)      The Option shall vest to the extent set
forth in the Notice of Grant; and

                           (ii)     The Committee may make such adjustments
and/or settlements of the unexercised portion of the Option as it deems appropriate and consistent with the Plan's purposes, including, without limitation, settling the Option for cash or Shares if the price paid for a Share in connection with the Change in Control exceeds the Option Price or canceling the Option if the Option Price exceeds the price paid for a Share in connection with the Change in Control; provided, however, that in the event of the assumption of the Option by, or the substitution for such Option of a new option covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option price of shares subject to such option, the Committee shall, in the case of ISOs, to the extent not inconsistent with the best interests of the Company or its Affiliates (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

                  (c) Any adjustments referred to in Section 8(a) or (b) shall be made by the Committee in its sole discretion and shall be conclusive and binding on the Participant.

         9.       ADDITIONAL PROVISIONS RELATED TO EXERCISE.

                  (a) The Option shall be exercisable only on such date or dates and during such period and for such number of Shares Purchasable as are set forth in this Agreement.

                  (b) To exercise the Option, the Participant shall follow the procedures set forth in Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of Shares upon exercise of the Option and/or the sale thereof, the Committee in its discretion may, as a condition to the exercise of the Option, require the Participant (i) to make the representations set forth in Exhibit B hereto and
(ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. In any event, no Shares shall be issued and delivered upon the exercise of the Option unless and until the Company and/or the Participant shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

         10. NO EVIDENCE OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of his or her employment by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the

Option. For the avoidance of doubt, this Option shall not guarantee employment for the length of any vesting schedule set forth in the Notice of Grant.

         11. RESTRICTION ON TRANSFER. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except by will or by the laws of descent and distribution or, if the Option is a Nonqualified Stock Option, to a spouse or former spouse pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). The Option may be exercised during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative; provided, however, if the Option is a Nonqualified Stock Option and is transferred to a spouse or a former spouse pursuant to a domestic relations order, the Option may be exercised by such spouse or former spouse. In addition, if the option is a Nonqualified Stock Option, the Committee, in its sole discretion, may provide that this Option may be otherwise transferable and exercisable by a transferee. Following transfer, for purposes of this Agreement, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the Optionee. If the Participant dies, the Option shall thereafter be exercisable, during the period specified in Section 4(a)(ii), by the Participant's executors or administrators to the full extent to which the Option was exercisable by the Participant at the time of the Participant's death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         12. DISQUALIFYING DISPOSITIONS. If Optioned Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date of this Agreement or one year following the issuance thereof to the Participant (a "Disqualifying Disposition"), the Participant shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

         13. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or
(iii) sent by registered or certified mail, postage prepaid, addressed as follows:

         if to the Participant, to the address set forth on the Notice of Grant; and

         if to the Company, to:

         Raytech Corporation
         Four Corporate Lane, Suite 295
         Shelton, CT 06484
         Attention: Secretary

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (x) when delivered, if personally delivered, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

         14. NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         15. PARTICIPANT UNDERTAKING. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement or the Plan.

         16. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participant and the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be.

         17. MODIFICATION OF RIGHTS. The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

         18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Connecticut, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Either party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided herein for the giving of notices.

         19. LEGAL FEES AND COSTS. If any court action is filed regarding this Agreement, the losing party shall pay the prevailing party's reasonable attorneys' fees, costs and expenses within thirty (30) days after the losing party's receipt of an invoice from the prevailing party.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         21. ENTIRE AGREEMENT. This Agreement (including the Notice of Grant), the Plan and, upon execution, the Exercise Notice and the Investment Representation Statement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     RAYTECH CORPORATION

                                     By: _____________________________________
                                         Name:
                                         Title:

                                     PARTICIPANT

                                     _________________________________________
                                         Name:

                                    EXHIBIT A

              RAYTECH CORPORATION 2002 INCENTIVE COMPENSATION PLAN
                                 EXERCISE NOTICE

Raytech Corporation
Four Corporate Drive, Suite 295
Shelton, CT 06484
Attention: Secretary

Date of Notice:_____________________

         1. EXERCISE OF OPTION. Effective as of _______________________, ___, [PLEASE INSERT DATE THAT IS AT LEAST 5 DAYS FROM THE DATE OF NOTICE AND NO LATER THAN 30 DAYS FROM THE DATE OF NOTICE] the undersigned (the "Participant") hereby elects to exercise the Participant's option to purchase ________________ Shares (the "Optioned Shares") of Raytech Corporation (the "Company") under and pursuant to the 2002 Incentive Compensation Plan (the "Plan") and the Stock Option Agreement, dated ___________________, 200_ (the "Stock Option Agreement"). The Participant shall pay the aggregate Option Price for the Optioned Shares on or before the effective date of exercise specified above, as follows:

                  - in cash or by bank cashier's or certified check payable to the Company in the amount of $_____________;

                  - by delivery of stock certificates (in negotiable form) representing Shares that have been owned of record by the Participant for more than six months on the effective date of exercise and having a Fair Market Value (as determined pursuant to Section 6.9 of the Plan) equal to $____________; and/or

                  - pursuant to the cashless exercise program previously authorized by the Committee in the amount of $____________.

         2. REPRESENTATIONS OF THE PARTICIPANT. The Participant acknowledges that the Participant has received, read and understood the Plan and the Stock Option Agreement and the Investment Representation Statement (if applicable) and agrees to abide by and be bound by their terms and conditions.

         3. RIGHTS AS STOCKHOLDER. Until the stock certificate evidencing the Optioned Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as soon as practicable after the Option is exercised.

         4. TAX CONSULTATION. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant's purchase or disposition of the Optioned Shares. The Participant represents that the Participant has consulted with any tax advisors the

Participant deems appropriate in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

         5.       RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                  (a) Legends. The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws or otherwise required by counsel to the Company at the time of the issuance of the Shares:

         THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

                  (b) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with any restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Optioned Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Optioned Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Optioned Shares shall have been so transferred.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

         7. INTERPRETATION. Any dispute regarding the interpretations of this Agreement shall be submitted by the Participant or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on the Participant.

         8. GOVERNING LAWS; SEVERABILITY. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Either party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided herein for the giving of notices.

         9. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given if given in the manner specified in the Stock Option Agreement.

         10. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         11. DEFINITIONS. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         12. ENTIRE AGREEMENT. The Plan, the Notice of Grant, the Stock Option Agreement and the Investment Representation Statement (if applicable) are incorporated herein by reference. This Agreement, the Plan, the Notice of Grant, the Stock Option Agreement and the Investment Representation Statement (if applicable) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

                                  Submitted by:

                                  PARTICIPANT

                                  ____________________________________________
                                        (Signature)

                                  Address:

                                  ____________________________________________

                                  ____________________________________________

Accepted by:

Raytech Corporation

By: ______________________________
    Name:
    Title:

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

         PARTICIPANT:

         COMPANY   : Raytech Corporation

         SECURITY  : Common Stock

         AMOUNT    :

         DATE      :

         In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

                  (a) The Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant's own account only and not with a view to, or for resale in connection with, a "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) The Participant acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant's investment intent as expressed herein. In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.

                  (c) The Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including the following: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate,

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

(2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

                  (d) The Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that a person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understand that no assurances can be given that any such other registration exemption will be available in such event.

                            Signature of Participant:

                            __________________________________________________

                            Date:______________________,  ____________________

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